Exhibit T3B.109A

ASSIGNMENT OF PARTNERSHIP INTEREST

CBL/NASHUA LIMITED PARTNERSHIP

This Assignment of Partnership Interest (the “Assignment”) is made and entered into to be effective as of the 25th day of October, 2021 (the “Effective Date”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CBL & Associates Limited Partnership, a Delaware limited partnership, (the “Assignor”) does hereby contribute, assign, transfer, distribute, and convey to CBL & Associates HoldCo II, LLC, a Delaware limited liability company (the “Assignee”) the limited partnership interest (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of CBL/Nashua Limited Partnership, a New Hampshire limited partnership (the “Partnership”), together with any and all rights, privileges, and benefits, pertaining thereto.

This Assignment is being made pursuant to and in accordance with the Fourth Amended and Restated Agreement of Limited Partnership of CBL/Nashua Limited Partnership dated January 8, 2004, including amendments, modifications or supplements thereto (collectively, the “Agreement”).

Mortgage Holdings, LLC, a Delaware limited liability company, is also a partner of the Partnership pursuant to the Agreement, currently holds a 0.0791% limited partnership interest in the Partnership.

Assignor certifies that it has the full power to make this Assignment under the Agreement, that this Assignment is being made in compliance with and pursuant to the Agreement and that the Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated, or assigned. Assignor agrees and acknowledges that it hereby ceases to be a partner of the Partnership as of the Effective Date.

Assignee accepts the assignment of Interests hereunder and agrees that, concurrent with the execution hereof, Assignee shall execute a modification to the Agreement, effective immediately following the effectiveness of this Assignment (the “Amendment”).

Assignor and Assignee agree that following the assignment of Interests and execution of the Amendment, (a) Assignee will be admitted as a limited partner of the Partnership, (b) Assignor will cease to be a partner of the Partnership, (c) the Partnership shall continue without dissolution, and (d) the Agreement shall remain in full force and effect as modified by the Amendment (the “Amended Agreement”).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[ASSIGNOR SIGNATURE FOLLOWS]

1

IN WITNESS WHEREOF, this Assignment is executed effective as of the date set forth above.

ASSIGNOR:

CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[ASSIGNEE SIGNATURE FOLLOWS]

2

ACCEPTANCE

Assignee hereby accepts the foregoing assignment of the Interests, agrees that it is hereby admitted to the Partnership as a partner of the Partnership on the Effective Date of the Assignment, and agrees to be bound by and subject at all times to all of the terms and conditions of the Amended Agreement as now in effect or hereafter amended, which Amended Agreement is incorporated herein by reference.

Dated as of October 25, 2021.

ASSIGNEE:

CBL & ASSOCIATES HOLDCO II, LLC, a Delaware limited liability company

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[ASSIGNEE SIGNATURE FOLLOWS]

3

SCHEDULE A

99.9209% general partnership interest in CBL/Nashua Limited Partnership

4

MODIFICATION NO. ONE TO THE

FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

CBL/NASHUA LIMITED PARTNERSHIP

This Modification No. One to the Fourth Amended and Restated Agreement of Limited Partnership of CBL/Nashua Limited Partnership (the “Amendment”) is made and entered into to be effective as of this 25th day of October, 2021, by CBL & Associates HoldCo II, LLC, a Delaware limited liability company (“General Partner”) and, Mortgage Holdings, LLC, a Delaware limited liability company (“Limited Partner”).

WITNESSETH:

WHEREAS, CBL/Nashua Limited Partnership, a New Hampshire limited partnership (the “Partnership”) is governed by that certain Fourth Amended and Restated Agreement of Limited Partnership dated as of January 8, 2004 (the “Agreement”);

WHEREAS, immediately prior to the execution of this Amendment, CBL & Associates Limited Partnership, a Delaware limited partnership (the “Original Limited Partner”) has assigned 100% of its beneficial and ownership interests in the CBL/Nashua Limited Partnership to General Partner which constitutes a 99.9209% general partnership interest in the Partnership, pursuant to a separate assignment of even date herewith (the “Assignment”);

WHEREAS, General Partner and Limited Partner desire to amend and modify the Agreement (i) to reflect the Assignment, including recording the General Partner and Limited Partner as Partners of the Partnership on the books and records of the Partnership, and (ii) to make certain amendments and modifications to the Agreement as set forth below.

NOW, THEREFORE, General Partner and Limited Partner do hereby modify and amend the Agreement as follows:

1.	Notwithstanding anything to the contrary contained in the Agreement, the definition of “Partners” shall be the Partners shown on Exhibit B attached hereto and incorporated herein.

2.	Exhibit “B” to the Agreement is hereby modified and amended by substituting Exhibit “B” attached hereto.

Except as herein modified, the Agreement shall remain in full force and effect.

Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

[Signatures follow]

IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

GENERAL PARTNER:

CBL & ASSOCIATES HOLDCO II, LLC , a Delaware limited liability company

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

LIMITED PARTNER:

MORTGAGE HOLDINGS, LLC, a Delaware limited liability company

By:	CBL & Associates Limited Partnership,
its chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name: Jeffery V. Curry
Title: Chief Legal Officer

EXHIBIT “B”

To Modification No. One To

Fourth Amended and Restated Agreement of Limited Partnership Of

CBL/NASHUA LIMITED PARTNERSHIP

Name, Address	Percentage Interest	Cash Contributed or Agreed Value of Other Property or Services
GENERAL PARTNER: CBL & Associates HoldCo II, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	99.9209%	$10
NEW LIMITED PARTNER: Mortgage Holdings, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	0.0791%	$990.00

ASSIGNMENT OF PARTNERSHIP INTEREST

CBL/NASHUA LIMITED PARTNERSHIP

This Assignment of Partnership Interest (the “Assignment”) is made and entered into to be effective as of the 26th day of October, 2021 (the “Effective Date”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Mortgage Holdings, LLC, a Delaware limited liability company, (the “Assignor”) does hereby contribute, assign, transfer, distribute, and convey to CBL Outparcel HoldCo, LLC, a Delaware limited liability company (the “Assignee”) the limited partnership interest (the “Interests”) described on Schedule A attached hereto and made a part hereof, standing in the name of the Assignor on the books of CBL/Nashua Limited Partnership, a New Hampshire limited partnership (the “Partnership”), together with any and all rights, privileges, and benefits, pertaining thereto.

This Assignment is being made pursuant to and in accordance with the Fourth Amended and Restated Agreement of Limited Partnership of CBL/Nashua Limited Partnership dated January 8, 2004, including amendments, modifications or supplements thereto (collectively, the “Agreement”).

CBL & Associates HoldCo II, LLC, a Delaware limited liability company, is also a partner of the Partnership pursuant to the Agreement, currently holds a 99.9209% general partnership interest in the Partnership.

Assignor certifies that it has the full power to make this Assignment under the Agreement, that this Assignment is being made in compliance with and pursuant to the Agreement and that the Interests have not otherwise been conveyed, sold, transferred, encumbered, pledged, hypothecated, or assigned. Assignor agrees and acknowledges that it hereby ceases to be a partner of the Partnership as of the Effective Date.

Assignee accepts the assignment of Interests hereunder and agrees that, concurrent with the execution hereof, Assignee shall execute a modification to the Agreement, effective immediately following the effectiveness of this Assignment (the “Amendment”).

Assignor and Assignee agree that following the assignment of Interests and execution of the Amendment, (a) Assignee will be admitted as a limited partner of the Partnership, (b) Assignor will cease to be a partner of the Partnership, (c) the Partnership shall continue without dissolution, and (d) the Agreement shall remain in full force and effect as modified by the Amendment (the “Amended Agreement”).

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[ASSIGNOR SIGNATURE FOLLOWS]

IN WITNESS WHEREOF, this Assignment is executed effective as of the date set forth above.

ASSIGNOR:

MORTGAGE HOLDINGS, LLC , a Delaware limited partnership

By:	CBL & Associates Limited Partnership,
its chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[ASSIGNEE SIGNATURE FOLLOWS]

ACCEPTANCE

Assignee hereby accepts the foregoing assignment of the Interests, agrees that it is hereby admitted to the Partnership as a partner of the Partnership on the Effective Date of the Assignment, and agrees to be bound by and subject at all times to all of the terms and conditions of the Amended Agreement as now in effect or hereafter amended, which Amended Agreement is incorporated herein by reference.

Dated as of October 26, 2021.

ASSIGNEE:

CBL OUTPARCEL HOLDCO, LLC, a Delaware limited liability company

By:	CBL & Associates HoldCo II, LLC,
its sole member

By:	CBL & Associates Limited Partnership,
its chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[ASSIGNEE SIGNATURE FOLLOWS]

SCHEDULE A

0.0791% limited partnership interest in CBL/Nashua Limited Partnership

MODIFICATION NO. TWO TO THE

FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

CBL/NASHUA LIMITED PARTNERSHIP

This Modification No. Two to the Fourth Amended and Restated Agreement of Limited Partnership of CBL/Nashua Limited Partnership (the “Amendment”) is made and entered into to be effective as of this 26th day of October, 2021, by CBL & Associates HoldCo II, LLC, a Delaware limited liability company (“General Partner”) and, CBL Outparcel HoldCo, LLC, a Delaware limited liability company (“Limited Partner”).

WITNESSETH:

WHEREAS, CBL/Nashua Limited Partnership, a New Hampshire limited partnership (the “Partnership”) is governed by that certain Fourth Amended and Restated Agreement of Limited Partnership dated as of January 8, 2004 (the “Agreement”);

WHEREAS, immediately prior to the execution of this Amendment, Mortgage Holdings, LLC, a Delaware limited liability company (the “Original Limited Partner”) has assigned 100% of its beneficial and ownership interests in the CBL/Nashua Limited Partnership to Limited Partner which constitutes a 0.0791% limited partnership interest in the Partnership, pursuant to a separate assignment of even date herewith (the “Assignment”);

WHEREAS, General Partner and Limited Partner desire to amend and modify the Agreement (i) to reflect the Assignment, including recording the General Partner and Limited Partner as Partners of the Partnership on the books and records of the Partnership, and (ii) to make certain amendments and modifications to the Agreement as set forth below.

NOW, THEREFORE, General Partner and Limited Partner do hereby modify and amend the Agreement as follows:

1.	Notwithstanding anything to the contrary contained in the Agreement, the definition of “Partners” shall be the Partners shown on Exhibit B attached hereto and incorporated herein.

2.	Exhibit “B” to the Agreement is hereby modified and amended by substituting Exhibit “B” attached hereto.

Except as herein modified, the Agreement shall remain in full force and effect.

1

Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

[Remainder of page intentionally left blank]

[Signatures follow]

2

IN WITNESS WHEREOF, this Amendment is executed effective as of the date first set forth above.

GENERAL PARTNER:

CBL & ASSOCIATES HOLDCO II, LLC,
a Delaware limited liability company

By:	CBL & Associates Limited Partnership,
its sole member and chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

LIMITED PARTNER:

CBL OUTPARCEL HOLDCO, LLC,
a Delaware limited liability company

By:	CBL & Associates HoldCo II, LLC,
its sole member

By:	CBL & Associates Limited Partnership,
its chief manager

By:	CBL Holdings I, Inc.,
its sole general partner

By:	/s/ Jeffery V. Curry
Name:	Jeffery V. Curry
Title:	Chief Legal Officer

3

EXHIBIT “B”

To Modification No. Two To

Fourth Amended and Restated Agreement of Limited Partnership Of

CBL/NASHUA LIMITED PARTNERSHIP

Name, Address	Percentage Interest	Cash Contributed or Agreed Value of Other Property or Services
GENERAL PARTNER: CBL & Associates HoldCo II, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	99.9209%	$10

LIMITED PARTNER: CBL Outparcel HoldCo, LLC CBL Center, Suite 500 2030 Hamilton Place Blvd Chattanooga, TN 37421	0.0791%	$990.00

4